UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2022

BridgeBio Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38959	84-1850815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

421 Kipling Street Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

(650) 391-9740

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	BBIO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 30, 2022, BridgeBio Pharma, Inc. (“BridgeBio” or the “Company”) entered into a Second Amendment to Loan and Security Agreement (the “Second Amendment”), by and among (i) U.S. Bank Trust Company, National Association, as successor to U.S. Bank National Association, in its capacity as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”), (ii) the certain lenders party thereto (the “Lenders”), (iii) the Company, as a borrower, and (iv) certain subsidiaries of the Company, as guarantors (the “Guarantors”), pursuant to which the parties thereto agreed to amend the Loan and Security Agreement, dated as of November 17, 2021, as amended by the First Amendment to Loan and Security Agreement, dated as of May 12, 2022 (the “Existing Loan Agreement”, and amended by the Second Amendment, the “Amended Loan Agreement”), by and among the Company, Guarantors, Lenders, the Administrative Agent and the Collateral Agent.

Pursuant to the terms and conditions of the Second Amendment, the parties thereto agreed to, among other things: (1) acknowledge that the Company’s prior prepayment made with certain cash proceeds received in connection with that certain License, Development and Commercialization Agreement, dated as of May 11, 2022, by and among Navire Pharma, Inc., the Company and Bristol-Myers Squibb Company satisfied the mandatory prepayment requirement under the Amended Loan Agreement, on the terms and conditions specified in the Amended Loan Agreement, (2) permit certain budgeted expenses to be excluded from the definition of cash proceeds subject to Borrower’s mandatory prepayment obligations, on the terms and conditions specified in the Amended Loan Agreement, (3) remove certain threshold amounts applicable to certain prepayment events and (4) terminate the Lenders’ tranche 2 commitments. The Company retains the ability to undertake certain royalty financing transactions that do not exceed ten percent (10%) of the net sales in respect of a product, and royalty financing transactions relating to Acoramidis remain exempt from prepayment, subject to the terms and conditions of the Amended Loan Agreement.

Other terms of the Amended Loan Agreement remain generally identical to those under the Existing Loan Agreement.

The above description of the material terms of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, which will be filed, with confidential terms redacted, as an exhibit to the Company’s Annual Report on Form 10-K for the period ending on December 31, 2022.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the Company financial obligations under the Second Amendment and the Amended Loan Agreement is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BridgeBio Pharma, Inc.

Date: December 6, 2022	/s/ Brian C. Stephenson
Brian C. Stephenson
Chief Financial Officer